   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 1999.


                                                      REGISTRATION NO. 333-88863
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------


                                 AMENDMENT 3 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                                OHIO LEGACY CORP
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

          Ohio                            6021                    34-1903890
----------------------------  ----------------------------   -------------------
(State or other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of Incorporation or        Classification Code Number)   Identification No.)
      Organization)

                               -----------------

                                OHIO LEGACY CORP
                             305 WEST LIBERTY STREET
                               WOOSTER, OHIO 44691
                                 (330) 262-0437

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------

                                 L. DWIGHT DOUCE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                OHIO LEGACY CORP
                             305 WEST LIBERTY STREET
                               WOOSTER, OHIO 44691
                                 (330) 262-0437

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------

                                  Copies to:
     M. PATRICIA OLIVER, ESQ.                     JEFFREY M. WERTHAN, P.C.
 SQUIRE, SANDERS & DEMPSEY L.L.P.              SILVER, FREEDMAN & TAFF L.L.P.
4900 KEY TOWER, 127 PUBLIC SQUARE           1100 NEW YORK AVE., N.W., SUITE 700
    CLEVELAND, OHIO 44114-1304                   WASHINGTON, DC 20005-3934
          (216) 479-8500                               (202) 414-6100

                             -----------------------

                  Approximate date of proposed sale to public:
 As soon as practicable after the effective date of this Registration Statement.
                             -----------------------

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


================================================ ================= ==================== ======================= =================
                                                                    PROPOSED MAXIMUM       PROPOSED MAXIMUM
                 TITLE OF EACH                     AMOUNT TO BE    OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
     CLASS OF SECURITIES TO BE REGISTERED           REGISTERED          SECURITY                 PRICE           REGISTRATION FEE
------------------------------------------------ ----------------- -------------------- ------------------------ -----------------

Common Shares, without par value(1).........        1,200,000           $10                   $12,000,000          $3,336.00(2)
Warrants(3).................................          150,000
Common Shares, without par value(4).........          150,000           $10                   $ 1,500,000          $  396(5)
------------------------------------------------ ----------------- -------------------- ------------------------ -----------------


(1) The existing 1,200,000 Shares represent the shares offered to the public in the offering.

(2)  We previously paid the $3,336 with our initial filing on October 13, 1999.
(3) Warrants will be awarded to the organizers and each warrant may be used to purchase common stock in the future at $10 per share.

(4) The 150,000 shares represent the shares underlying the warrants granted to the organizers.


(5) We previously paid the $396 with our filing of Amendment 2 on December 14, 1999.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wooster and State of Ohio on December 15, 1999.



                                      OHIO LEGACY CORP

                                      By: /s/ L. Dwight Douce
                                         -----------------------------------
                                         L. Dwight Douce,
                                         Chief Executive Officer and
                                         President
                                         (Principal Executive and Accounting
                                          Officer)

SIGNATURE:                          TITLE:


/s/ L. Dwight Douce                 President, Chief Executive Officer
---------------------------         and Director
L. Dwight Douce

/s/ Gregory Long                    Director
---------------------------
Gregory Long*

/s/ Michael Meenan                  Director
---------------------------
Michael Meenan*

/s/ Daniel H. Plumly                Director
---------------------------
Daniel H. Plumly*

/s/ D. William Allen                Director
---------------------------
D. William Allen*

/s/ Robert Belden                   Director
---------------------------
Robert Belden*

/s/ J. Edward Diamond               Director
---------------------------
J. Edward Diamond*

/s/ Thomas Schervish                Director
---------------------------
Thomas Schervish*

/s/ Scott Fitzpatrick               Director
---------------------------
Scott Fitzpatrick*
*By  L. Dwight Douce pursuant to a power of attorney dated September 30, 1999.

                                  EXHIBIT INDEX


Exhibit
   No.     Description
-------    -----------


       1   Form of Sales Agency Agreement.


     3.1   Amended and Restated Articles of Incorporation.

     3.2   Code of Regulations.


     4.1 See Pages 1 through 9 of Exhibit 3.1 for provisions defining the rights of the holders of common shares.

     4.2   Form of Ohio Legacy Corp common share certificate.

     5.1  *Opinion of Squire, Sanders & Dempsey L.L.P.

    10.1   Omnibus Stock Option, Stock Ownership and Long Term Incentive Plan.


    10.2 Employment Agreement dated November 29, 1999 by and among Ohio Legacy Corp, Ohio Legacy Bank and L. Dwight Douce.

    10.3 Employment Agreement dated November 29, 1999 by and among Ohio Legacy Corp, Ohio Legacy Bank and Steven G. Pettit.


    10.4 Lease Agreement dated August 24, 1999 by and between Jack K. and Heidi M. Gant and Ohio Legacy Corp.


    10.5 Lease Agreement dated November 30, 1999 by and between Schoeppner Properties and Ohio Legacy Corp.


    10.6 Escrow Agreement by and among Champaign National Bank & Trust, Ohio Legacy Corp, and Charles Webb & Company (incorporated by reference to Appendix B of Ohio Legacy's Registration Statement on form SB-2, No. 333-88863.)

    10.7   Form Stock Purchase Warrant


    21     List of subsidiaries of Ohio Legacy Corp.

    23.1   Consent of Squire, Sanders & Dempsey L.L.P. (see Exhibit 5).


    23.2   Consent of Crowe, Chizek and Company L.L.P.


    23.3   Consent of Young & Associates.

    24     Power of Attorney.

    27     Financial Data Schedule.

*   Filed with this amendment.